 Exhibit 99.1

JOINT FILING AGREEMENT

 Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement,

and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

 IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

          /s/ Richard L. McNally

          Richard L. McNally

/s/ Kevin G. Keenley

Kevin G. Keenley

Fundamental Capital Partners, LLC

By: /s/ Kevin G. Keenley

Name:  Kevin G. Keenley

Title:  Member

Funko International, LLC

     By:  Fundamental Capital, LLC, Manager

 By:  Fundamental Capital Partners, LLC, Manager

By: /s/ Kevin G. Keenley

Name:  Kevin G. Keenley

Title:  Member